Exhibit 99.1

SUMTOTAL SYSTEMS ANNOUNCES FIRST QUARTER RESULTS

MOUNTAIN VIEW, CA (April 28, 2004) SumTotal Systems, Inc. (Nasdaq: SUMT), the business performance and learning technology industry’s largest single provider of technologies, processes and services, today announced its financial results for the first quarter ended March 31, 2004.

SumTotal Systems was formed by the merger of Docent, Inc. (Nasdaq: DCNT) and Click2learn, Inc. (Nasdaq: CLKS) on March 18, 2004. While the combination is a merger of equals, for accounting purposes Click2learn is the acquirer in the transaction. Therefore, under GAAP rules, financial results for SumTotal Systems include Click2learn results only from January 1, 2004 until March 18, 2004, and the combined company, SumTotal Systems, results from March 19 to March 31, 2004. In addition to the GAAP results, the company will, for the first quarter, report bookings and non-GAAP financial measures which include the full quarter results for both Docent and Click2learn, but exclude certain merger related charges included in GAAP results. The company believes this information, when used in conjunction with the GAAP results, may provide useful additional insight on the underlying operations of the company.

On a GAAP basis, revenue for the first quarter was $7.1 million. This includes revenue for Click2learn only from January 1 until March 18, 2004 and for the combined company, SumTotal Systems, from March 19 until March 31, 2004.

On a non-GAAP financial measure basis, revenue was $13.8 million, which combines revenue for both Click2learn and Docent during the quarter pre-merger and revenue for SumTotal Systems during the quarter post-merger.

SumTotal Systems bookings for the first quarter were $19 million, including $5 million recorded by Docent in the pre-acquisition period on which the company has or will receive payment, but will not be recognized as revenue by SumTotal Systems under GAAP accounting rules. The company booked 13 enterprise deals at an average price of over $500,000, including deals recorded by Docent in the pre-acquisition period. In total, including follow-on orders, there were 50 license deals booked in the quarter ended March 31, 2004.

On a GAAP basis the net loss was $7.8 million or $0.66 per share. The net loss included the following charges related to the merger: $1.3 million write-off of in-process research and development, $0.9 million of restructuring charges, $0.1 million for amortization of intangible assets and $0.6 million for stock based compensation.

On a non-GAAP financial measure basis, excluding merger related charges and including pre-acquisition Docent revenue and expenses for the full quarter, the net loss was $6.4 million or $0.32 per share.

Cash and short-term investments at the end of the first quarter were $34.8 million compared to a combined cash balance for Click2learn and Docent of $42.4 million at the end of 2003. During the quarter, $3.5 million was used to pay off the Click2learn line of credit, and $3 million to pay for expenses relating to the merger.

Guidance

For the second quarter of 2004, revenue is forecast at between $15 and $16 million on a GAAP basis. Docent deferred revenue of $2 million will not be recognized as revenue in the second quarter by SumTotal Systems under GAAP rules. The $15 to $16 million is net of this adjustment.

The GAAP net loss for the second quarter of 2004 is forecast at between $2.4 million and $3.2 million. This includes the $2 million impact related to deferred revenue, $1.0 million of intangibles amortization, $0.3 million of stock based compensation, and $0.3 million of restructuring charges as all related to the merger.

The cash balance at the end of the second quarter is expected to be between $35 and $36 million.

“I am very satisfied with the results for SumTotal for our first quarter. Despite the fact that closing the merger took attention and time well into March, we had a solid quarter and achieved a bookings number that leaves us well positioned for our first full quarter as a combined company,” said Andy Eckert, CEO of SumTotal Systems. “I believe our $19 million in bookings in Q1, following a similarly strong performance in Q4, sets us up well for fiscal 2004. The customer and prospect reaction to the merger has been fantastic, and based on the deals we’ve already closed in the month of April, I think we are going into Q2 with a healthy head start,” continued Eckert.

“As we have previously discussed, through merger synergies SumTotal has already achieved over $15 million in cost savings from the combined expense levels that Docent and Click2learn had as separate companies for the year ending December 31, 2003,” said Neil Laird, CFO of SumTotal Systems. “We expect to end the quarter with a higher cash balance than we started,” Laird added.

In addition to the completion of the merger and the close of a strong bookings quarter, SumTotal Systems saw many additional highlights in its first quarter, including:

•	Continued success with the largest organizations. SumTotal Systems had new customer wins in all industries with leaders such as, Lockheed Martin, Primedia, Pacific Life and Datasul.

•	New product innovation and success. SumTotal Systems unveiled the product of over 5 person-years of integration planning with the SumTotal Enterprise Suite 7.0, which will be delivered to the market in the second-half of 2004 and bring the market superior breadth in applications business functionality.

•	Continued strength and leadership in the Japanese market. Fuji Xerox Information Systems Co., Ltd., a leading system integrator in Japan, signed a strategic value added reseller (VAR) agreement with the company to deliver the SumTotal applications within its own Career Competency Management System (C²MS).

•	Continued progress in the government arena. The US Coast Guard, along with Lockheed Martin, has chosen SumTotal Systems to power its 20 year, $10 Billion Deepwater program.

•	Strong demonstration of business value and customer satisfaction. BT, one of Europe’s leading telecommunications providers, is achieving significant benefits in productivity and access to learning—increasing its online curriculum from 30 percent to 70 percent—to more than 117,000 users across the UK. Additionally, existing customers such as OneBeacon Insurance Group and WakeMed Hospital Systems expanded their deployments of SumTotal’s applications.

•	Market validation of leadership. In a study entitled “The US e-Learning Market,” global market research and growth consulting leader Frost and Sullivan, awarded its 2004 Competitive Strategy Award to SumTotal Systems resulting from its merger of the former Click2learn and Docent companies. Furthermore, Gartner, Inc. again placed the former companies in the Leader Quadrant of the 2004 e-Learning Suites Magic Quadrant report. Similarly, for the third year in a row, the Meta Group ranked the former companies as market leaders in the METAspectrum Evaluation of Learning Management System Platforms.

Conference Call

SumTotal Systems will host an investor conference call today, April 28, 2004 at 2:00 p.m. (Pacific), 5:00 p.m. (Eastern) to discuss the results of the first quarter ended March 31, 2004. A live audio webcast will be available to investors and the public from SumTotal’s website at www.sumtotalsystems.com/company/investors. In addition to the webcast, a telephone replay will be available beginning at approximately 5:00 p.m. (Pacific) today through the close of business on Wednesday, May 5. The replay can be accessed by dialing the U.S. toll-free number: 1-800-207-7077, access code: 4060. The international dial-in number is 1-913-383-5767, access code: 4060.

About SumTotal Systems

SumTotal Systems Inc. (NASDAQ: SUMT) is the business performance and learning technology industry’s largest single provider of technologies, processes and services. Formed by the merger of industry pioneers Docent and Click2learn, the company is uniquely focused on helping organizations harness and manage mission-critical intellectual power to solve real-world business problems and produce significant bottom-line results. SumTotal has helped accelerate performance and profit for more than 600 of the world’s best-known companies, including Microsoft, Cingular Wireless, Vodafone, Lucent, Accenture, Cendant, Harley-Davidson, Wyeth, Wachovia and D & B. SumTotal Systems is headquartered in Mt. View, CA, with offices throughout the US, as well as London, Paris, Heidelberg, Sydney, Tokyo and Hyderabad, India.

SAFE HARBOR STATEMENT/ FORWARD-LOOKING STATEMENTS

Information in this press release and the accompanying conference call may contain forward-looking statements. These statements represent SumTotal System’s expectations or beliefs concerning future events and include statements, among others, regarding SumTotal System’s estimated revenue, profitability, bookings, guidance, expectation, cash balance, projections, operating expenses, growth of the company, customer satisfaction, expected synergies and resulting cost savings, future business, industry leadership, financial performance, operational efficiencies, timing and features of our product offerings, customer benefits, and market acceptance of our solutions. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to (i) SumTotal Systems limited operating history, and Docent’s and Click2learn’s history of losses; (ii) an emerging and rapidly evolving market combined with long sales cycles, (iii) market uncertainty with respect to the merger, acceptance of SumTotal Systems’ product offerings and delays in closing customer contracts; (iv) delay in our new product line anticipated to be released in the second half of 2004; (v) delay in the development of, and ability to bring to market, our new product line; (vi) adverse changes in general economic or market conditions; (vii) the challenges of integrating Docent and Click2learn into one company, and the ability to achieve anticipated synergies associated with the recent merger; (viii) dependence on the growth of SumTotal’s market and fluctuation in customer spending; (ix) delays or reductions in information technology spending; (x) the ability to attract and retain highly qualified employees; (xi) intense competition in the marketplace; (xii) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties; and (xiii) other events and other important factors disclosed previously and from time to time in SumTotals’ filings with the Securities and Exchange Commission, including the joint proxy statement/prospectus on Form S-4 filed under Hockey Merger Corporation. SumTotal Systems does not assume any obligation to update the information in this press release or in the accompanying conference call.

Contact:    Neil Laird at 650-934-9525 or Nlaird@sumtotalsystems.com

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SumTotal Systems, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended March 31
	2004	2003
Revenue:
License	$2,172	$2,235
Service and maintenance	4,932	5,765

Total revenue	7,104	8,000

Cost of revenue:
Cost of license	618	276
Cost of service and maintenance	2,794	2,639

Total cost of revenue	3,412	2,915

Gross profit:
License	1,554	1,959
Service and maintenance	2,138	3,126

Total gross profit	3,692	5,085

Operating expenses:
Research and development	2,305	1,284
Sales and marketing	4,164	3,234
General and administrative	2,278	1,340
Restructuring charge	889	—
In-process research and development	1,326	—

Total operating expenses	10,962	5,858

Loss from operations	(7,270)	(773)

Interest expense	(103)	(48)
Other income and (expense), net	(283)	—
Interest income	47	1
Equity in losses of affiliate	(169)	(25)

Loss before provision for income taxes	(7,778)	(845)
Provision for income taxes	38	10

Net loss	$(7,816)	$(855)

Net loss per share - basic and diluted	$(0.66)	$(0.11)

Weighted average common shares outstanding	11,836	7,912

SumTotal Systems, Inc.

Non GAAP Financial Measure Statements of Operations (1)

(in thousands, except per share amounts)

Unaudited

	Three Months Ended March 31
	2004	2003
Revenue:
License	$4,762	$5,819
Service and maintenance	8,996	9,588

Total revenue	13,758	15,407

Cost of revenue:
Cost of license	639	416
Cost of service and maintenance	5,467	4,738

Total cost of revenue	6,106	5,154

Gross profit:
License	4,123	5,403
Service and maintenance	3,529	4,850

Total gross profit	7,652	10,253

Operating expenses:
Research and development	3,814	3,578
Sales and marketing	6,950	7,159
General and administrative	2,689	2,533

Total operating expenses	13,453	13,270

Loss from operations	(5,801)	(3,017)

Interest expense	(106)	(62)
Other income and (expense), net	(365)	(90)
Interest income	98	102
Equity in losses of affiliate	(169)	(25)

Loss before provision for income taxes	(6,343)	(3,092)
Provision for income taxes	72	27

Net loss	$(6,415)	$(3,119)

Net loss per share - basic and diluted	(0.32)	(0.18)

Weighted average common shares outstanding	20,153	17,461

(1)	Use of Non GAAP Financial Measures

Management prepares a Statement of Operations for internal use on a Non GAAP basis. These Non GAAP financial measures combines the results of Docent and Click2learn for all periods presented and exclude a number of charges included in the GAAP numbers. Management believes that this information when used in conjunction with the GAAP statement of operations will assist investors in understanding the underlying operational performance of the company. A reconciliation of the GAAP and Non GAAP numbers is also provided.

SumTotal Systems, Inc.

Reconciliation of GAAP to Non GAAP Consolidated Statements of Operations (1)

March 31, 2004

(in thousands, except per share amounts)

Unaudited

	SumTotal Systems GAAP Statement of Operations	Docent Statement of Operations (January 1 2004 to March 18 2004)	Deferred Revenue Adjustment		SumTotal Systems Adjustments		Docent Adjustments		Non GAAP Statement of Operations
Revenue:
License	$2,172	$2,002	$588	(a)	$—		$—		$4,762
Service and maintenance	4,932	3,727	337	(a)	—		—		8,996

Total revenue	7,104	5,729	925		—		—		13,758

Cost of revenue:
Cost of license	618	350			(140	)(b)	(189	)(b)	639
Cost of service and maintenance	2,794	2,676			(3	)(c)	—	(c)	5,467

Total cost of revenue	3,412	3,026	—		(143)		(189)		6,106

Gross profit:
License	1,554	1,652	588		140		189		4,123
Service and maintenance	2,138	1,051	337		3		—		3,529

Total gross profit	3,692	2,703	925		143		189		7,652

Operating expenses:
Research and development	2,305	1,673	—		(9	)(c)	(155	)(c)	3,814
Sales and marketing	4,164	2,849	—		(63	)(c)	—		6,950
General and administrative	2,278	1,059	—		(510	)(c)	(138	)(c)	2,689
Docent merger expenses	—	2,200	—		—		(2,200)		—
Restructuring charge	889	—	—		(889)		—		—
In-process research and development	1,326	—	—		(1,326)		—		—

Total operating expenses	10,962	7,781	—		(2,797)		(2,493)		13,453

Loss from operations	(7,270)	(5,078)	925		2,940		2,682		(5,801)

Interest expense	(103)	(3)	—		—		—		(106)
Other income and (expense), net	(283)	(82)	—		—		—		(365)
Interest income	47	51	—		—		—		98
Equity in losses of affiliate	(169)	—							(169)

Loss before provision for income taxes	(7,778)	(5,112)	925		2,940		2,682		(6,343)
Provision for income taxes	38	34	—		—		—		72

Net loss	$(7,816)	$(5,146)	$925		$2,940		$2,682		$(6,415)

Net loss per share - basic and diluted	$(0.66)								$(0.32)

Weighted average common shares outstanding	11,836								20,153

(1)	Use of Non GAAP Financial Measures

Management prepares a Statement of Operations for internal use on a Non GAAP basis. These Non GAAP financial measures combines the results of Docent and Click2learn for all periods presented and exclude a number of charges included in the GAAP numbers. Management believes that this information when used in conjunction with the GAAP statement of operations will assist investors in understanding the underlying operational performance of the company. A reconciliation of the GAAP and Non GAAP numbers is also provided.

(2)	Non GAAP adjustments
(a)	Add back the Docent deferred revenue as of March 18, 2004 that was not applied against the aqusition purchase price and would otherwise have been recognized as revenue from March 19, 2004 to March 31, 2004.
(b)	Amortization of intangibles acquired as a result of the Docent acquisition.
(c)	Charge for stock-based compensation.

SumTotal Systems, Inc.

Reconciliation of GAAP to Non GAAP Consolidated Statements of Operations (1)

Three Months Ended March 31, 2003

(in thousands, except per share amounts)

Unaudited

	Click2learn	Docent	Adjustments		Non GAAP Statement of Operations
Revenue:
License	$2,235	$3,584	$—		$5,819
Service and maintenance	5,765	3,823	—		9,588

Total revenue	8,000	7,407	—		15,407

Cost of revenue:
Cost of license	276	360	(220	)(a)	416
Cost of service and maintenance	2,639	2,119	(20	)(b)	4,738

Total cost of revenue	2,915	2,479	(240)		5,154

Gross profit:
License	1,959	3,224	220		5,403
Service and maintenance	3,126	1,704	20		4,850

Total gross profit	5,085	4,928	240		10,253

Operating expenses:
Research and development	1,284	2,322	(28	)(b)	3,578
Sales and marketing	3,234	4,019	(94	)(b)	7,159
General and administrative	1,340	1,402	(209	)(b)	2,533
Restructuring charge	—	—	—		—
In-process research and development	—	—	—		—

Total operating expenses	5,858	7,743	(331)		13,270

Loss from operations	(773)	(2,815)	571		(3,017)

Interest expense	(48)	(14)	—		(62)
Other income and (expense), net	—	(90)	—		(90)
Interest income	1	101	—		102
Equity in losses of affiliate	(25)	—			(25)

Loss before provision for income taxes	(845)	(2,818)	571		(3,092)
Provision for income taxes	10	17	—		27

Net loss	$(855)	$(2,835)	$571		$(3,119)

Net loss per share - basic and diluted	$(0.11)	$(0.30)	$—		$(0.18)

Weighted average common shares outstanding	7,912	9,549	—		17,461

(1)	Use of Non GAAP Financial Measures

Management prepares a Statement of Operations for internal use on a Non GAAP basis. These Non GAAP financial measures combines the results of Docent and Click2learn for all periods presented and exclude a number of charges included in the GAAP numbers. Management believes that this information when used in conjunction with the GAAP statement of operations will assist investors in understanding the underlying operational performance of the company. A reconciliation of the GAAP and Non GAAP numbers is also provided.

(2)	Non GAAP adjustments

(a)	Amortization of intangibles acquired as a result of a prior acquisition.
(b)	Charge for stock-based compensation.

SumTotal Systems, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Mar. 31, 2004	Dec. 31, 2003
Assets

Current assets:
Cash and cash equivalents	$33,802	$12,862
Short term investments	999	—
Accounts receivable, net	13,942	10,359
Prepaid expenses and other current assets	1,996	795

Total current assets	50,739	24,016

Property and equipment, net	2,532	872
Goodwill	28,892	2,877
Intangible assets, net	12,948	3,196
Other assets	794	1,704

Total assets	$95,905	$32,665

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,587	$1,786
Accrued compensation and benefits	3,467	2,612
Other accrued liabilities	4,016	889
Restructuring accrual, current portion	1,335	—
Deferred revenue	9,681	5,361
Short term debt	—	3,521

Total current liabilities	21,086	14,169

Restructuring accrual	183	—

Stockholders’ equity	74,636	18,496

Total liabilities and stockholders’ equity	$95,905	$32,665